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                                                                   EXHIBIT 10.22

                               AMENDMENT TO THE
                         CLARK RETIREMENT SAVINGS PLAN


     This Plan Amendment, executed on the _____ day of July, 1999, by Clark Refining & Marketing, Inc., a Delaware corporation ("Company").

                                  WITNESSETH
                                  ----------

     WHEREAS, Clark Refining & Marketing, Inc., a Delaware corporation established a 401(k)/profit sharing plan, the Clark Retirement Savings Plan (the "Plan") effective January 1, 1989; and

     WHEREAS, the Company adopted an amended and restated Plan document effective April 1, 1994; and

     WHEREAS, the Company amended the Plan by Board of Directors Resolutions dated October 31, 1997 and December 21, 1998; and

     WHEREAS, the Company desires to further amend the Plan by the adoption of this Amendment to the Plan;

     NOW, THEREFORE, the Company amends the Plan effective June 1, 1999, as follows:

     1.   Add a new Section 11.14 as follows:

          Notwithstanding any other provision to the contrary, upon the occurrence of any of the following events, a Participant shall be entitled to a distribution of his Accounts:

          a. Termination of the Plan without the establishment of another defined contribution plan other than an employee stock ownership plan (as defined in Section 4975(e) or Section 409 of the Code) or a simplified employee pension plan as defined in Section 408(k) of the Code.

          b. The disposition by the Company to an unrelated corporation of substantially all of the assets (within the meaning of section 409(d)(2) of the Code) used in a trade or business of the Company if the Company continues to maintain the Plan after the disposition, but only with respect to an employee who continues employment with the corporation acquiring such assets.
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          c.   The disposition by the Company to an unrelated entity of the
               Company's interest in a subsidiary (within the meaning of section 409(d)(3) of the Code) if the Company continues to maintain this Plan, but only with respect to employees who continue employment with such subsidiary.

     All distributions triggered by any one of these three events must be made in a lump sum and be made as soon as practicable following the occurrence of the triggering event. Such distributions shall be subject to the provisions of
Section 11.13.

     IN WITNESS WHEREOF, the Company has caused this Plan amendment to be executed on the day and year first above written.


                                   CLARK REFINING & MARKETING, INC.



                                   By:________________________________
                                         Maura J. Clark
                                         Executive Vice President and
                                         Chief Financial Officer

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